UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2008

ENERGYSOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33830	51-0653027
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

423 West 300 South, Suite 200, Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 649-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2008, J. Barnie Beasley, Jr. was appointed as an independent director of the Board of Directors of EnergySolutions, Inc. (the “Company”) for a term commencing on October 1, 2008, and expiring at the Company’s 2009 Annual Meeting of Stockholders.  Mr. Beasley will serve on the Compensation and the Corporate Responsibilities Committees of the Company’s Board of Directors.

In September 2008, Mr. Beasley will retire as Chairman, President and Chief Executive Officer of Southern Nuclear Operating Company, having served as President and CEO since September 2004 and Chairman since June 2005.  Mr. Beasley graduated from the University of Georgia with a BS degree in Engineering. He has held a Senior Reactor Operator’s license from the U.S. Nuclear Regulatory Commission, and he currently holds a Professional Engineering License in the State of Georgia as an Electrical Engineer. He is a member of both the Georgia Society and the National Society of Professional Engineers. Mr. Beasley is also a member of the National Nuclear Accrediting Board which is responsible for accrediting nuclear power plant training programs. He has served on the Board of Directors and several committees for the Nuclear Energy Institute (NEI), including the Executive Committee, the Organization and Compensation Committee, and the Workforce and Immigration Executive Task Force. Additionally, he served on the Board of Directors and Audit Committee for the Foundation for Nuclear Studies, a Washington, DC based organization that seeks to promote sound national policy on the use and development of nuclear technologies.  Mr. Beasley also served on the Board of Directors for the Southeastern Electric Exchange, the Board of Directors of Junior Achievement of Greater Birmingham, and the Advisory Board of INROADS/Birmingham, a program that prepares talented minority youth for corporate and community leadership. Mr. Beasley currently serves as Chairman of the University of Georgia Engineering Advisory Board.

On September 25, 2008, Alan E. Goldberg, Robert D. Lindsay and Robert J.S. Roriston resigned from the Company’s Board of Directors, effective October 1, 2008.  The resignations of Messrs. Goldberg, Lindsay and Roriston were not precipitated by any material adverse undisclosed events with respect to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYSOLUTIONS, INC.

Date: September 26, 2008	By:	/s/ Val John Christensen
	Name:	Val John Christensen
	Title:	Executive Vice President, General
Counsel and Secretary